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                                                                    EXHIBIT 10.2


                                PIEDMONT CENTER

THIS LEASE, made as of the 31st day of  January,  1995, by and between
CALIFORNIA STATE   TEACHERS' RETIREMENT SYSTEM first party, (herein called
"Lessor"); and ITERATED SYSTEMS, INC., a Georgia Corporation second party, (herein called "Lessee").



WITNESSETH:


PREMISES


1. Lessor does hereby rent and lease to the Lessee Suite 600, Seven Piedmont Center (hereinafter called the "Premises") in the building (hereinafter called the "Building") situated at: 3525 Piedmont Road, N. E., Atlanta, Georgia 30305, consisting of approximately 20,048 rentable square feet as shown outlined in red on Exhibit "A" attached hereto and made a part hereof. No easements are included in this Lease, including without limitation, easements for light, air and view.



TERM


2. This Lease shall be for a term (hereinafter called the Term"), commencing on May 1, 1995 and ending on the last day of the calendar month which is 5 years and 0 months following the commencement date. Notwithstanding the foregoing,
(a) if Lessee takes occupancy of the Premises prior to the aforesaid commencement date, then the Term shall commence on the date of said occupancy, and (b) if Lessor does not deliver to Lessee possession of the Premises on or before the aforesaid commencement date (and such delay in delivery of possession of the Premises is not attributable to any failure of Lessee to fully and punctually perform Lessee's obligations as set forth in this Lease), then the Term of this Lease shall not commence until Lessor delivers to Lessee notice that the Premises are available for occupancy by Lessee and the date set forth in such notice shall establish the commencement date.



RENTAL


3. Lessee shall pay to Lessor (or to Lessor's designee as set forth by written notice from Lessor to Lessee), at the address set forth in Paragraph 21 of this Lease, without any prior demand, offsets or deductions, the sum of $330,792.00 per annum as fixed rent (hereinafter, together with any adjustments as hereinbelow provided, called "Base Rental") in equal monthly installments of $27,566.00 per month (subject to adjustment as hereinbelow provided) in advance, on the first day of each calendar month during the Term of this Lease. Base Rental, together with all "additional rent" and other sums payable by Lessee as herein provided (hereinafter collectively called "Rent") shall be payable at Lessor's office or at such other place as Lessor may from time to time designate in writing to Lessee. In the event the Term does not commence on the first day of a calendar month or end on the last day of a calendar month, the
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Base Rental for such fractional month shall be proportionately reduced.

     a. As used herein, the term "Adjustment Date" shall mean each January 1 occurring during the Term commencing with the year 1996 , and the term "Adjusted Base Rental" shall mean the Base Rental in effect immediately prior to the adjustment to said Base Rental occurring as of such Adjustment Date. The Base Rental shall be adjusted effective as of each Adjustment Date to reflect such increases, if any, as are reflected by changes in the "All-Items" figures in the "Consumer Price Index - U.S. City Average for All Urban Consumers" (1984=100) of the Bureau of Labor Statistics of the United States Department of Labor. As of each Adjustment Date the Base Rental shall be adjusted to that amount determined by dividing Adjusted Base Rental by the index number published in the issue of "Monthly Labor Review" for the second December preceding each annual Adjustment Date and subsequently multiplying that amount by the index number published in the "Monthly Labor Review" for the December immediately preceding such Adjustment Date. If the "Consumer Price Index" published by the Bureau of Labor Statistics is discontinued, then the "Consumer Price Index" published by the United States Department of Commerce shall be used (with proper adjustment), and if the Department of Commerce Index is discontinued then the parties shall, in good faith, agree on a suitable substitute. In no event shall the Base Rental payable hereunder be reduced by any such adjustment. Lessor shall endeavor to notify Lessee of the adjustments to Base Rental as soon as practicable following each Adjustment Date and Lessee shall continue to pay Base Rental otherwise in effect under this Lease until Lessor shall notify Lessee of such adjustment to Base Rental. Within thirty (30) days following Lessor's notification of the adjustment to Base Rental in accordance with this paragraph, Lessee shall pay to Lessor the difference between the Base Rental actually paid by Lessee since the last preceding Adjustment Date and accrued but unpaid Base Rental owed in accordance with the terms of this paragraph. The obligation of Lessee under the last preceding sentence hereof shall survive the expiration or earlier termination of this Lease. See Exhibit 'C", paragraph 1.


     b. As used herein, the term "taxes" shall include every type of tax, charge or impost assessed against the real estate and improvements upon and within which the Premises are located, or upon the operation of such real estate and improvements, excepting only income taxes imposed upon Lessor. In addition to Base Rental, Lessee agrees to pay, as additional rent, 4.091 % (the percentage is determined by dividing the rentable square feet of the Premises by the total rentable square feet in said improvements, i.e., 490,000 rentable square feet) of the amount, if any, of any increase in taxes on said real estate and improvements for the current calendar year over taxes on said real estate and improvements for the year 1995, prorated as may be necessary based upon the amount ' of the Term occurring during the calendar year involved. Lessor shall notify Lessee in writing of Lessee's pro rata share of such increase in taxes, if any, and Lessee agrees to pay Lessor, within thirty (30) days thereafter, Lessee's share as additional rent hereunder. The obligations of Lessee under this Paragraph 3.b. shall survive the expiration or earlier termination of this Lease.



USE


4. The Premises shall be used for office purposes and no other. The Premises shall not be used for any illegal purposes; nor in violation of any law or regulation of any governmental body, nor in any manner to create any nuisance or trespass; nor in any manner which could result in a

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cancellation of the insurance or an increase in the rate of insurance on the
Premises.



LESSEE'S ACCEPTANCE


5. Except as may be set forth in Exhibit "D" ("Leasehold Improvements") attached hereto, Lessee accepts the Premises in their present condition and as suited for the use intended by Lessee, and Lessor shall not be required to make any repairs or improvements to the Premises, other than structural repairs necessary for safety and tenantability. Taking possession of the Premises by Lessee shall be evidence that Lessee has accepted the Premises in ":as is" condition, subject only to the substantial completion of any items covered in any punch list agreed upon in writing by Lessor and Lessee within thirty (30) days after occupancy of the Premises by Lessee.



LESSEE'S CARE; INSURANCE


6. Lessee shall repair partitions and all glass and plate glass included within or forming the Premises. Lessee shall be liable for and hold Lessor harmless in respect of damage or injury to the Premises, or the person on property of the Lessee, or the person or property of Lessor's other tenants, or any one else, if due to the act or neglect of Lessee or any one in Lessee's control or employ. Lessee shall at once report to Lessor any such defective condition known to Lessee which Lessor is required to repair [F1]. All personal property owned by Lessee, or by any of Lessee's employees or visitors, which is located upon the Premised or the real property and improvements upon and within which the Premises are located (including, without limitation, parking lots) shall be at the risk of the Lessee only, and Lessor shall not be liable for any damage thereto or theft thereof. [F2]



     Lessee shall maintain in full force and effect throughout the Term comprehensive liability and "all risk" property damage insurance for Lessee's property located within the Premises in amounts and [F3]. Such policies shall name Lessor, and such other parties as Lessor may designate, as additional insureds; shall contain endorsements providing that such policies cannot be materially modified or cancelled except after thirty (30) days prior written notice to Lessor; and, shall contain such other provisions as Lessor may, in the exercise of its discretion, deem necessary or appropriate. Lessee shall deliver to Lessor certificates or other evidence satisfactory to Lessor confirming the existence of such insurance coverage on or before the commencement date of the Term and at such other times as Lessor may reasonable request.



INSPECTIONS


7. Lessor may enter the Premises at reasonable hours: to exhibit same to prospective purchasers, mortgagees or tenants; to inspect the Premises to see that Lessee is complying with all Lessee's obligations hereunder; and to make repairs required of Lessor under the terms hereof or repairs or modifications to any adjoining space. [F4]

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DEFAULT; REMEDIES


8. Without limiting the other provisions of this Lease, the occurrence of any of the following shall constitute an "event of default" under this Lease: (A) any Rent is not paid within ten (10) days after written notice by Lessor to Lessee that the Rent is due and unpaid; [F5] or (B) the premises shall be deserted or vacated; or (C) Lessee shall fail to comply with any term, provision, condition or covenant of this Lease other than the payment of Rent, or any of the Rules and Regulations now or hereafter established for the government of the Building, and shall not cure such failure within thirty (30) days after written notice to Lessee of such failure to comply; or (D) any petition is filed by or against Lessee under any section or chapter of the National Bankruptcy Act, as amended; [F6] or (E) Lessee shall be come insolvent or make a transfer in fraud of creditors; or (F) Lessee shall make an assignment for benefit of creditors; or (G) a receiver is appointed for a substantial part of the assets of Lessee; or (H) the leasehold interest of Lessee, or any portion thereof, is levied on under execution. Specifically notwithstanding any provision for notice and cure afforded Lessee by virtue of this paragraph, Lessor shall have no obligation to notify Lessee of any violations by Lessee of the terms of this Lease on more than two (2) occasions during any twelve month period nor on more than ten (10) occasions during the Term, and an event of default shall be deemed to have occurred hereunder in such circumstances without the necessity of any prior notice by Lessor or opportunity to cure for Lessee.



     Upon the occurrence of an event of default, in addition to and not in limitation of any other right or remedy available to Lessor at law or in equity, Lessor shall have the option at any time thereafter to:



(1) Terminate this Lease (but Lessee shall nevertheless remain liable for damages as hereinafter set forth), in which event Lessee shall immediately surrender the Premises to Lessor, but if Lessee shall fail to so do, Lessor may, without further notice and without prejudice to any other remedy Lessor may have for possession or arrearages in Rent, enter upon the Premises and expel or remove Lessee and Lessee's effects, by force if necessary, without being liable to prosecution or any claim for damages therefor. Upon any such termination Lessee shall pay to Lessor all Rent due and payable to the date upon which this Lease shall have been terminated, and Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, on demand, as and for liquidated and agreed final damages and not as a penalty, a sum equal to the amount by which the Base Rental and additional rent payable for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) exceeds the fair and reasonable rental value of the Premises for the same period, both discounted at the rate of seven percent per annum to present worth. In determining the fair and reasonable rental value of the Premises, the rental realized by any relet, if such reletting be accomplished by Lessor within a reasonable time after termination of this Lease or after Lessor regains possession of the Premises, shall be deemed prima facie to be the rental value. [F7]



(2) Reenter the Premises, without notice, either by summary proceedings or by any other action or proceeding or by force if necessary (without being liable for any claim for damages therefor), and repossess the Premises and dispossess Lessee and any other persons from the Premises. Lessor at any time thereafter may relet the Premises, or any part thereof, in the name of Lessor or as agent for Lessee, for a term or terms which may. at Lessor's option, be less than or exceed the period of the remainder of the Term, and at such rent or rental or upon such other

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     conditions, which may include concessions as Lessor, in its sole discretion, shall determine. Lessor shall receive the rents from such reletting and shall apply the same. first, to pay such expenses as Lessor may have incurred in connection with reentering, ejecting. removing. dispossessing, reletting, altering, repairing, redecorating, subdividing or otherwise preparing the Premises for reletting, including without limitation brokerage and attorney's fees and expenses: second. to the payment of any indebtedness other than Rent charges and other sums due hereunder from Lessee to Lessor; and the residue, if any, shall apply to the fulfillment of the terms, covenants and conditions of Lessee hereunder, and Lessee hereby waives all claims to the surplus, if any. Lessee shall be, and hereby agrees to be, liable for and to pay Lessor any deficiency between the Rents, charges and other sums reserved hereunder (conclusively presuming that additional rent is the same as payable for the year immediately preceding such re-entry) and the net rentals, as aforesaid, of relet, if any, for each month of the period which would otherwise have constituted the balance of the Term. Lessee hereby agrees to pay such deficiency in monthly installments on the date specified in this Lease for the payment of Base Rental, and any suit or proceeding brought to collect a deficiency for any month shall not prejudice or preclude in any way the right of Lessor to collect a deficiency for any subsequent month b), similar suit or proceeding. Lessor shall in no event be liable in any manner whatsoever for the failure to relet the Premises or, in the event of such reletting, for failure to collect the rents reserved thereunder. No such re-entry or taking possession of the Premises by Lessor .,hall be construed as an election on its part to terminate this Lease unless Lessor gives written notice to Lessee of such intention to so terminate this Lease.



(3) As agent for Lessee, Lessor, without thereby waiving such default and without liability to Lessee in connection therewith, may, but shall not be obligated to, cure any default of Lessee in the performance by Lessee of any of the terms of this Lease on Lessee's part to be performed. Lessor may enter the Premises at any time to cure any default without any liability to Lessee. Lessee shall reimburse Lessor immediately upon demand for any expenses which Lessor may incur in effecting compliance with this Lease on behalf of Lessee.



PERSONALTY OF LESSEE


9. If Lessee shall not remove all its effects from said Premises at any termination of this Lease, Lessor may, at its option, remove all or part of said effects in any manner that Lessor shall choose and store the same without liability to Lessee for loss thereof, and Lessee shall reimburse Lessor on demand for all expenses incurred in such removal and also storage of said effects [F8], and upon any termination of this Lease or re-entry by Lessor upon the Premises in accordance with Paragraph 8 hereof wherein Lessee shall be liable in any amount to Lessor, Lessor may, at its option, without notice, take possession of said property and effects and sell at public or private sale all or part of said property and effects for such price as Lessor may deem best and apply the proceeds of such sale to any amounts due under this Lease from Lessee to Lessor, including the expenses of the removal and sale.

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POSSESSION


10. If the Lease is executed before the Premises herein become ready for occupancy and Lessor cannot deliver possession of the Premises by the time the Term is fixed herein to begin, this Lease shall not be void or voidable (except as hereinbelow provided) and Lessee waives any claim for damages due to such delay. In the event Lessor fails to deliver the Premises to Lessee for occupancy before ninety (90) days after the commencement date set forth in Paragraph 2 of this Lease due to reasons other than the fault of Lessee, then Lessee shall have the right and option to terminate this Lease as Lessee's sole and exclusive remedy against Lessor. [F9]



SERVICES


11. Provided Lessee has not abandoned the Premises and there exists no event of default on behalf of Lessee, Lessor shall furnish to the Premises the following services in the following amounts:

     (a) Janitorial services on Monday through Friday inclusive, but excepting legal holidays; [F10]

     (b) Electricity in the Premises on a level suitable for normal office use, including usual and normal small office machines and similar equipment using 110 volt current, and lighting of the Premises to building standard light levels produced by building standard fluorescent lighting fixtures (Lessee being obligated to pay for replacement of all light bulbs including excluding fluorescent tubes); [F11]

     (c) Seasonal air conditioning and heating on Monday through Friday inclusive, with legal holidays excepted, from 8:00 a.m. to 5:00 p.m. 6:00 p.m.; Saturday 8:00 a.m. - 12:00 p.m. Lessor reserves the right to prohibit installation within the Premises of equipment using electricity in amounts greater than the amounts provided, including, but is not limited to, electric heaters.


In no event shall Lessee's use of electric current exceed the capacity of existing feeders to the Building, risers, wiring installations or other facilities which serve utilities to the Premises. Lessor further reserves the right to prohibit the installation of any additional equipment unless and until arrangements are made by Lessee, acceptable to Lessor, to install supplementary air conditioning equipment on the Premises at Lessee's cost and expense. Any cost of operation and maintenance of such additional equipment or supplementary air conditioning services incurred by Lessor shall be paid by Lessee to Lessor as additional rent on the monthly rental payment date set forth in this Lease for Base Rental. Should Lessee desire heating or air conditioning at times when such services are not furnished by Lessor under the terms of this Lease, Lessor will furnish such services as requested by Lessee upon reasonable advance notice from Lessee, and Lessee shall pay to Lessor the currently established charges for such services as additional rent on demand. Lessor shall not be liable for any damages directly or indirectly resulting form the installation, use, or interruption of use of utilities or the furnishing of services referred to in this paragraph where such interruption results from circumstances beyond Lessor's reasonable control or from interruptions made necessary by repairs and maintenance being undertaken by Lessor.

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SUBLETTING AND ASSIGNMENTS


12. Lessee shall not voluntarily or by operation of law, assign, transfer, hypothecate or otherwise encumber this Lease, or any interest herein, and shall not sublet nor permit the use by others of the Premises or any part thereof without first obtaining in each instance Lessor's prior written consent, which consent Lessor shall be entitled to withhold in its sole discretion. Lessor's consent to one assignment, sublease, transfer or hypothecation shall not be deemed consent to any other or further assignment, sublease, transfer or hypothecation. Any such assignment, sublease, transfer or hypothecation without Lessor's prior written consent shall be void and shall constitute an immediate event of default under this Lease. No acceptance by Lessor of any rent or any other sum of money from any assignee, subleases or other category of transferee shall release Lessee from any of its obligations hereunder or be deemed to constitute Lessor's consent to any assignment, sublease, transfer or hypothecation. In the event Lessee shall desire to assign this Lease or sublet the Premises or any part thereof, Lessee shall give Lessor written note at least thirty (30) days in advance of the date on which Lessee desires to make such assignment or sublease, which notice shall specify: (a) the name and business of the proposed assignee or subleases, (b) reasonably detailed character and financial reference for the proposed assignee or subleases (including a recent certified financial statement), (c) the amount and location of space in the Premises affected, (d) the proposed effective date and duration of the subletting or assignment, and (e) the proposed rental and all other consideration to be paid to Lessee by such subleases or assignee. Lessor shall then have a period of ninety (90) days following receipt of such notice within which to notify Lessee in writing that Lessor elects, at its option (1) to terminate this lease as to the space so affected as of the date so specified by Lessee, in which event Lessee will on that date surrender to Lessor possession of the affected space and thereafter be relieved of all further obligations to pay Rent hereunder as to such space; or (2) to permit Lessee to assign or sublet such space, in which event any rent payable by subleases to Lessee in excess of the rental rate of this Lease [F12] shall be deemed additional rent owed by Lessee to Lessor under this Lease in the same manner that Lessee pays Base Rental hereunder and in addition thereto (similarly, any sums payable by any proposed assignee to Lessee in consideration of an assignment of Lessee's interest in this Lease which are properly allocable to such assignment (as determined by Lessor in its sole discretion based upon reasonable attribution methods] shall be payable by Lessee to Lessor as additional rent and in consideration of Lessor's consent to such assignment); or (3) to withhold consent to Lessee's assignment of sublease of such space and to continue this Lease in full force and effect as to the entire Premises. If Lessor shall elect to terminate this Lease as aforesaid, Lessee shall notify Lessor in writing within ten (10) days thereafter of Lessee's intention to either refrain from such assignment, subletting or transfer or to accept the termination of this Lease. If Lessee advises Lessor it intends to refrain from such assignment, subletting or transfer, then Lessor's right to terminate this Lease as aforesaid shall be null and void in such instance. If Lessee fails to so notify Lessor within said 10-day period, then Lessee will be deemed to have accepted such termination of this Lease and, upon any such termination, Lessor shall have the right to enter into a direct Lease with Lessee's proposed assignee, subleases or other transferee. In no event whatsoever shall (x) Lessee sublet, assign or otherwise endeavor to transfer any interest of Lessee in this Lease to any other tenant of space in Piedmont Center, (y) Lessee in writing, advertise or otherwise publicize in any way the availability of all or any part of the Premises at a rental rate which is less than the rate for which Lessor is then offering any other space in the Building or any other improvements of which the

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Building and Premises form a part, and (z) any advertisement or other publication for subletting or assignment state the name (as distinguished from the address) of the Building.



DESTRUCTION OR DAMAGE


13. Should the Premises or Building be so damaged by fire or other cause, without fault or neglect of Lessee, to the extent, as determined by Lessor in its sole discretion, that rebuilding or repairs cannot be completed within one hundred twenty (120) days from the date of the fire or such other cause of damage, then either Lessor or Lessee may terminate this Lease, in which event Rent shall be abated from the date of such damage or destruction. However, if the damage or destruction is such that rebuilding or repairs can be completed within one hundred twenty (120) days as so determined by Lessor, then Lessor covenants and agrees to make such repairs with reasonable promptness and dispatch, and to allow Lessee an abatement in the Rent for such time as the Premises is untenantable or proportionately for such portion of the Premises as shag be untenantable, and Lessee covenants and agrees that the terms of this Lease shall not be otherwise affected. Lessee acknowledges and agrees that in no event shah Lessor have any obligation to repair or restore any of Lessee's furnishings, fixtures or equipment brought upon the Premises by or on behalf of Lessee. [F13]



CONDEMNATIONS


14. If the whole or any material part of the Premises shall be taken or condemned by any competent authority, then, and in that event, the Term of this Lease shall cease and terminate from the date when the possession of the part so taken shall be required for such use or purpose and the entire amount of the condemnation award shall be paid to Lessor (excepting only any portion of such award designated for moving expenses). If the whole or any material part of the Building shall be taken or condemned by any competent authority (regardless of whether or not any portion of the Premises shall be so taken or condemned), Lessor shall have the right to terminate this Lease upon notice to Lessee.



ALTERATIONS AND IMPROVEMENTS


15. Lessee will make no alterations in, or additions to, the Premises without first obtaining Lessor's written consent. All erections, additions, fixtures and improvements, whether temporary or permanent in character (except only movable office furniture and equipment of Lessee), made in or upon the Premises, either by the Lessee or the Lessor, shall be Lessor's property, and shall remain upon said Premises at the termination of the Term by lapse of time or otherwise, without compensation to Lessee. As a condition to granting consent to the making of such alterations or additions, Lessor may impose such requirements as Lessor may in its sole discretion deem reasonable or necessary including, by way of illustration and not Mutation, requirements as to the manner in which or time at which such work is performed, the design of such alterations or additions, the quality of materials and workmanship utilized in making such alterations or

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additions, and the selection of the contractor who shall perform the work required to complete such alterations or additions.



ATTORNEYS' FEES; LATE PAYMENTS


16. [F14] Any installment of Rent delinquent for more than ten (10) days shall bear interest at the rate of twelve percent (12%) per annum, after as well as before judgment, from the date due until paid.



RULES AND REGULATIONS


17. The rules and regulations attached to this Lease as Exhibit "B" shall be and are hereby made an integral part of this Lease. Lessee, its contractors, servants and agents, will perform and abide by said rules and regulations, and any amendments or additions to said rules And regulations as may be made from time to time by Lessor, upon notice to Lessee, for the safety, care, cleanliness and preservation of good order in the Building.



NO ESTATE


18. This contract shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only a usufruct, not subject to levy and sale.



HOLDING OVER


19. If Lessee remains in possession of the Premises after expiration of the Term, with Lessor's acquiescence and without any distinct agreement of the parties, then Lessee by virtue of this paragraph shall become a tenant from month-to-month at a monthly base rent, payable in advance, in an amount equal to 150% the amount of Base Rental payable for the last month of the Term and otherwise subject to all of the conditions and covenants of-this Lease as though this Lease had originally been a month-to-month tenancy. In no event shall there be a renewal of this Lease by operation of law, and any such month-to-month tenancy may be terminated by either Lessor or Lessee by giving thirty (30) days written notice to the other. Specifically notwithstanding the foregoing, if Lessee shall remain in possession of the Premises as a holdover tenant without the acquiescence of Lessor or otherwise in violation of the terms and provisions of this Lease, in addition to any other rights and remedies available to Lessor, Lessor shall have the inundate right to reenter and take possession of the Premises.

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SURRENDER OF PREMISES


20. At termination of this Lease, Lessee shall surrender the Premises (and all keys to the Premises) to Lessor in good condition, natural wear and tear only excepted. Any property of Lessee left upon the Premises at the termination of this Lease shall be deemed abandoned by Lessee, and Lessor may thereafter use or dispose of such property as Lessor sees fit without obligation to Lessee.
Lessee shall reimburse Lessor on demand for Lessor's costs and expenses in removing and disposing of such property, and Lessee shall further indemnify and hold Lessor free and harmless from any liability, claim or expense suffered or incurred by Lessor in connection with the removal or disposal of such property. [F15]



NOTICES


21. [F16] Any notice given by Lessee to Lessor under this Lease shall be in writing, effective only when received by Lessor at Lessor's address hereinbelow set forth. Unless Lessor otherwise notifies Lessee, all Rent payable by Lessee to Lessor and any notice given by Lessee to Lessor shall be delivered to Lessor at the following address:


     Suite 515, Two Piedmont Center, Atlanta, Georgia 30305 - Also, see Exhibit "E"


Either party may, by written notice to the other, specify a different address for notice purposes, except that Lessor may in any event use the Premises as proper and sufficient for service of dispossessory or distraint proceedings and notice of an event of default.



PARTIES


22. "Lessor" as used in this Lease shall include first party, its representatives, assigns and successors-in-title to the Premises. It is understood and agreed that the term "Lessor", as used in this Lease, means only the owner (or the Lessee under a superior lease) from time to time of the Building so that in the event of any sale, the Lessor as transferor shall be relieved of all covenants and obligation of Lessor hereunder and Lessee shall attorn to any successor Lessor hereunder. "Lessee" shall include second party, its representatives, and if this Lease shall be validly assigned or sublet, shall include also Lessee's assignees or sublessees, as to the Premises covered by such assignment or sublease. "Lessor" and "Lessee" include male and female, singular and plural, corporation, partnership or individual.



CHANGE OF PREMISES

23.  [DELETED]

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ADVANCE RENTAL


24. Upon execution of this Lease, Lessee shall pay to Lessor, as security for the full and punctual performance by Lessee of all of the terms of this Lease, the sum of $27,566.00, which unless otherwise applied, shall be used in payment or reduction of Base Rental due under this Lease for the first calendar month of the Term. In the event Lessee defaults in the performance of any of the terms of this Lease, including the payment of Rent, Lessor may use, apply or retain the whole or any part of said sum so deposited to the extent required for the payment of any Rent or for any such other sum which lessor may expend or may be required to expend by reason of Lessee's default.



SUBORDINATION


25. This Lease and all rights of Lessee hereunder are and shall be inferior and subordinate to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof which may now or hereafter affect Lessor's interest in the Premises or Building, and to any modifications, renewals, consolidations, extensions or replacements of any such security instrument.
This paragraph shall be self-operative, and no further instrument of subordination shall be required by the holder of any such security instrument. Lessee shall, however, execute, acknowledge and deliver to Lessor or the holder of any such security instrument, upon demand and without expense, any and all instruments that may be requested by Lessor for the purpose of subordinating this Lease and the rights of Lessee hereunder to the rights and interests of the holder of such security instrument and for any and all purposes reasonable related thereto. In the event the holder of any such security instrument or purchaser at foreclosure or power of sale shall hereafter succeed to the rights of Lessor under this Lease, whether by foreclosure or other means, Lessee shall attorn to and recognize same as the successor Lessor under this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment.



ESTOPPEL CERTFICATES


26. Lessee shall at any time and from time to time, upon not less than ten (10) business days prior written notice from Lessor, execute, acknowledge and deliver to Lessor, or Lessor's designee, a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), (b) stating that Lessee has accepted occupancy of the Premises, (c) specifying the dates to which rent, and other amounts due hereunder have been paid, and (d) certifying that there are no existing defaults on the part of Lessor hereunder and that Lessee has no defenses or offsets against the enforcement of this Lease or specifying such defaults, defenses or offsets if any are claimed.

EXCULPATION


27. Lessor's obligations and liability to Lessee with respect to this Lease shall be listed solely to Lessor's interest in the Building, and neither Lessor, not any of the representatives, partners, officers, directors or shareholders of Lessor, shall have any personal liability whatsoever with respect to this Lease or Lessor's obligations hereunder.



QUIET POSSESSION


28. Upon Lessee's paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the Term hereof, subject to all of the terms and provisions of this Lease.


HAZARDOUS SUBSTANCES


29. Lessee hereby represents, warrants, covenants and agrees not to bring or permit to be brought upon the Premises or any portion thereof, any substances or materials (hereinafter collectively called "Hazardous Substances"), the generation. handling, manufacturing, treatment, storage, use, transportation or discharge of which is regulated by any state, federal or local law or regulation. Lessee hereby indemnifies and shall hold Lessor harmless from and against any claim, liability, expense or damage imposed upon Lessor by any person, entity or governmental body whatsoever arising out of any claims, action, administrative proceedings, judgments, damages, penalties, fines and costs, including, without limitation, attorneys' fees, costs of investigation or settlement, that arise directly or indirectly from or in connection with the presence, release or suspected release of any Hazardous Substances at, on or about the Premises as a result of any action or omission of Lessee. The terms and provisions of this paragraph shall survive the expiration or earlier termination of this Lease.



NON-LIABILITY AND INDEMNIFICATION


30. Unless due solely to the gross negligence or willful misconduct of Lessor or its agents, neither Lessor nor Lessor's agents shall be Cable to Lessee or Lessee's agent, contractors or visitors, and Lessee shall and does hereby indemnify and hold Lessor harmless from and against any and all loss, cost, liability, claim, damage or expense (including, without limitation, reasonable attorneys' fees, court costs and costs of investigation) incurred in connection with or arising from (a) any default by Lessee in the performance of any of the terms and provisions of this Lease on Lessee's part to be performed; (b) Lessee's use and occupancy of the Premises; or (c) any acts, sessions or negligence of Lessee or any such person in or about the Premises. Lessee, and all those claiming by, through or under Lessee, shall store their property in and shall occupy and use the Premises and all portions of the Building and related improvements solely at their own risk. Lessee and all those claiming or entering the Premises by, through or under Lessee hereby release Lessor, to the full extent permitted by law, from all claims of every kind, including, without limitation, personal injury, property damage, loss or other damages occurring by theft or mysterious disappearance, or business interruption, unless caused by or due to the gross negligence or willful misconduct of Lessor.



ENTIRE AGREEMENT, ETC.


31. This Lease contains the entire agreement of the parties and no representations or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Lessor to exercise any power given Lessor hereunder, or to insist upon strict compliance by Lessee of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Lessor's right to demand exact compliance with the terms hereof. The submission by Lessor to Lessee of this Lease in draft form shall be deemed submitted for discussion only, shall have no binding force or effect, and shall not constitute an option to Lessee. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Lease shall be governed by the laws of the State of Georgia. Lessee shall not record this Lease nor any memorandum hereof.



TIME OF ESSENCE


32.  Time is of the essence of this Lease.


EXHIBITS


33. The exhibits referred to in this Lease and identified below are attached to this Lease and by reference made a Part hereof:


Exhibit "A", "A-1" & "A-2"       Floor Plan of Premises    Exhibit "F" - Special
Exhibit "A", "B"                 Rules and Regulations     Stipulations
Exhibit "A", "C"                 Special Stipulations
Exhibit "A", "D", "D-1" & "D-2"  Leasehold Improvements
Exhibit "A", "E"                 Lease Rider No. 1



SPECIAL STIPULATIONS


34. Insofar as the special stipulations, if any, set forth on Exhibit "C" or "F" conflict with any of the provisions of this Lease, said special stipulations shall control.


IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year first above written.

Signed, sealed and delivered by Lessor in the presence of:


"LESSOR"

CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM

Equitable Real Estate Investment Management, Inc. as Advisor

By:  /s/  William F. Virant, Vice President

Signed, Sealed and delivered by Lessee in the presence of:

Witness: /s/ (Illegible)

Notary Public: /s/ Martha L. Althafer
(NOTARY SEAL)


"LESSEE"

ITERATED SYSTEMS, INC., a Georgia Corporation

By: /s/  John R. Festa, President

Attest: /s/ Alan D. Sloan

Witness: /s/ (Illegible)

Notary Public: /s/ Mary E. Reagle
(NOTARY SEAL)

EXHIBIT "A"



SUITE 600
SIX & SEVENTH FLOOR PLAN

EXHIBIT "A-1"


RIGHT OF FIRST REFUSAL AREA
SIXTH & SEVENTH FLOOR PLAN

EXHIBIT "A-2"


OPTION AREA #1 AND #2
SIXTH & SEVENTH FLOOR PLAN

EXHIBIT "B"
BUILDING REGULATIONS
(Which are referred to in the within Lease and made a part thereof)


To insure minimization of inconvenience to tenants and to maintain the interior space in the best possible condition, Lessee shall comply with the following Building Regulations:



1. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by Lessee (including Lessee's agents, contractors and visitors), nor used by them for any purpose other than those of ingress and egress. The floors, skylights and windows that reflect or admit light into any place in the Building shall not be covered or obstructed by Lessee. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, or other obstructing substances shall be thrown therein.



2. No advertisement, sign, or other notice shall be inscribed, painted or affixed by Lessee on any part of the outside or inside of the Premises or any portion of the Building and related improvements, except only upon the interior doors and windows of the Premises when permitted by Lessor in writing. All such advertisements, signs or other notices shall be of such order, size and style, and at such places as shall be designated by Lessor. Exterior signs on doors will be provided for Lessee by Lessor, the cost of signs to be charged to and paid for by Lessee. Lessee will not distribute, display or place any handbills, bumper stickers or other advertisement or notice in any area of the Building and related improvements.



3. Nothing shall be thrown by Lessee out of the windows or doors, or down the passages or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time.



4. Lessee shall not employ any persons other than the janitors of Lessor (who will be provided with pass-keys into the Premises) for the purpose of cleaning or taking charge of said Premises. Lessee shall not change or instill any additional locks or security systems in the Premises without Lessor's written
consent.   It is understood and agreed that Lessor shall not be responsible to
Lessee for any loss of property from the Premises, however occurring, or for any damage done to the furniture or other effects of Lessee by the janitor or any of its employees.



5. No animals, birds, bicycles or other vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building.



6. No painting shall be done, nor shall any alterations be made, to any part of the Building or Premises by putting up or changing any partitions, doors, or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall either any cabling be installed in or about the Premises or any connection be made to the electric wires or electric mixtures, without the consent in writing on each occasion of Lessor. All glass, locks and trimmings in or upon the doors and windows of the Building and the Premises shall be kept whole and. when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order tinder the direction and to the satisfaction of Lessor, and shall be left whole and in good repair. Lessee shall not injure, overload or deface the Building, the Premises, or any improvements included in either, nor allow upon the Premises any noxious, noisy, or offensive business. Lessee shall not change or remove blinds or other window coverings without lessor's consent.



7. Lessee shall not (without Lessor's written consent) put up or operate any steam engine, boiler, machinery or stove upon the Premises, or carry on any mechanical business therein, nor do any cooking therein (excepting microwave cooking), or use or allow to be used upon the Premises oil. burning fluids, camphene. gasoline or kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire and no explosives, fire arms or weapons shall be brought into said Premises or Building. No offensive gases or
liquids will be permitted.   Lessee shall not generate, store, handle or
otherwise deal with any hazardous or toxic waste, substance or material, or any oil or pesticide, upon any portion of the Building and related property.



8. If tenants require electrical wiring for any electrical device, such wiring shall be done by Lessor's approved electrician only, and no outside wiring men shall be allowed to do work of this kind unless by written permission of Lessor. [F17]



9. Lessor will post on the directory of its Building one name to be designated by Lessee at no charge. All additional names which Lessee shall desire put upon said directory must be first consented to by Lessor, and if so approved, a charge will be made for such additional listing as prescribed by Lessor to be paid to Lessor by Lessee.



10. Lessor, and its agents and contractors, shall have the right to enter the Premises at all reasonable hours for the purpose of making any repairs, alterations, or additions which it shall deem necessary for the safety, preservation, or improvement of the Building, and Lessor shall be allowed to take all material into and upon such Premises that may be required to make such repairs, improvements, any additions, or any alterations for the benefit of Lessee without in any way being deemed or held guilty of an eviction of Lessee or other liability to Lessee; and the rent reserved shall in no way abate while said repairs, alterations, or additions are being made; and Lessee shill not be entitled to maintain a set-off of counterclaim for damage against Lessor by reason of loss or interruption to the business of Lessee because of the prosecution of any such work. All repairs, decorations. additions and improvements shall be done during ordinary business hours, or, if any such work is at the request of Lessee to be done (hiring any other hours, Lessee shall pay for all overtime costs. In cases of emergency, Lessor, its agents and contractors, shall have the right to enter the Premises at any time, with force if necessary.


11.   [DELETED]


12. All moves (whether moving into or out of the Premises) and deliveries of large furniture or equipment shall be coordinated through Lessor's management offices, and Lessee shall advise Lessor at least two (2) working days prior to truck arrival. Lessee shall provide Lessor such information (including the completion of Lessor's standard moving questionnaires) as Lessor requires to coordinate such moves or deliveries, and Lessee (together with Lessee's agents and contractors) will comply with Lessor's guidelines and instructions in the work associated with such moves or deliveries. All moving and delivery companies shall provide Lessor certificates of insurance evidencing the existence of property damage and liability insurance in amounts acceptable to Lessor. All moves shall be made after 6:00 p.m. Friday and prior to 8:00 a.m. Monday. Lessee shall be responsible for any damages to the Premises, Building and related Improvements occurring from such move or delivery, and shall ensure that proper precautions are undertaken to avoid any such damage. Lessee shall provide Lessor the forwarding address of Lessee prior to any move out. A representative of Lessor shall have the right to be at, and to supervise, all moves and deliveries.



13. No load shall be placed on the floor of the Premises which exceeds Lessor's prescribed load limits. All equipment of Lessee will be kept and operated by Lessee free of abnormal noise and vibrations which may transmit to any part of the Building or beyond the confines of the Premises. No odors or vapors will be permitted or caused to emanate from the Premises.

EXHIBIT "C"
SPECIAL STIPULATIONS


1. Rental Escalation. For the purposes of paragraph 3(a), the adjustment to base rental shall be equal to sixty seven percent (67%) of the annual increase in the Consumer Price Index ("CPI"). The annual increase in "CPI" shall not exceed eight and one-half percent (8.5%). The maximum annual adjustment to Base Rental therefore shall be 5.7% (i.e. 67% of 8.5%).


Any percentage increase in the Base Rental that is prescribed for a period that is less than a full calendar year shall be pro rated as may be necessary.


2. Continuous Right of First Refusal. Provided Lessee is not in default under the terms and conditions of this Agreement and Lessee has not sublet more than 50% of it's Premises, Lessor hereby agrees to provide Lessee with a continuous First Right of Refusal to lease any and all space that is or may from time to time become available on the Sixth Floors of Buildings Six and Seven as shown outlined in blue on the attached floor plan known as Exhibit "A-1" attached hereto and by this reference made a part hereof (the "First Refusal Space"). Lessor shall not lease any portion of the First Refusal Space before giving notice to Lessee and complying with the requirements of this section even if that portion of the First Refusal Space has been leased in compliance with this agreement previously, during the term of this Lease. If Lessee desires to lease the First Refusal Space (or any portion thereof) and said space is available for lease, Lessee shall notify Lessor of its intent to lease said space under the terms and conditions set forth herein. Further, Lessor shall notify Lessee upon receiving any bona fide offer to lease the First Refusal Space (or any portion thereof) from a third party describing the portion of the First Refusal Space the offer affects, including a floor plan. Upon notification from Lessor that it has a third party bona fide offer to lease all or part of the First Refusal Space, even if that portion of the First Refusal Space has been previously leased to another party in compliance with this section, Lessee shall have five
(5) business days after receipt of the notice and floor plan to respond to Lessor in writing as to its intent regarding said space. Should Lessee fail to respond in writing within said five (5) business day period, it shall be deemed to have waived its rights herein. Should Lessee exercise its right of refusal, the rental rate for said space shall be the adjusted base rental rate Lessee is paying at the time of exercising the option as described above. Provided that there is not less than eighteen (18) months of lease term remaining, Lessor shall provide a portion of the $8.00 per rentable square foot Tenant Improvement Allowance provided for in Paragraph 1, Exhibit "D", pro rated based on the number of months remaining on the term of this Lease at the time of the commencement of the expansion, which shall be used for construction of the expansion space improvements. Should Lessee exercise its right herein. it shall expand by no less than 1,000 rentable square feet and the commencement date for such expansion shall be no later than sixty (60) days from the date Lessee gives notice of its intent to exercise said option. Upon the expiration of any lease with a third party for any portion of the First Refusal Space or in the event a third party does not enter into a lease for such space then Lessee's First Right of Refusal shall again be applicable to such space upon the conditions set forth herein. Notwithstanding anything herein to the contrary, if the First Refusal Space (or any portion thereof) is occupied by an existing tenant who offers to renew its existing lease or if Lessor receives a bona fide third party offer to lease the First Refusal Space (or any portion thereof), then, in order for Lessee to exercise its Right of First Refusal on the referenced First Refusal Space, Lessee must lease, as a minimum, the amount of space contained in the bona fide offer by the existing tenant or third party.



3. Option to Lease. Provided Lessee is not in default under the terms and conditions of this Agreement, Lessor hereby agrees to provide an option to lease up to an additional 9,973 rentable square feet contiguous to the Premised in Building Seven (the "Option Space") for one (1) year subsequent to the commencement date of this Lease ("First Option Period"). The Option Space is shown on Exhibit "A-2" attached hereto and made a part hereof. Lessee may exercise its option at any time during the First Option Period by giving Lessor written notice of its intent to exercise said option; provided however, notice shall be given no later than January 1, 1996. Should Lessee not exercise said option within the first year of lease term, such option area shall be reduced by 4,973 rentable square feet and the option on the remaining 5,000 rentable square feet shall be available for an additional one (1) year period ("Second Option Period"). Lessee may exercise its option at any time during the Second Option Period by giving Lessor written notice of its intent to exercise said options; provided however, notice shall be given no later than January 1, 1997. The rental rate for said option space shall be the then existing adjusted base rental rate being paid by Lessee at that time of exercising the opt' ion.
Should Lessee exercise its right herein, the Lease term shall be extended such that there shall be five (5) years of lease term on the entire Premises front the Commencement Date of the lease amendment for such expansion. Lessor shall provide an allowance of $8.00 per rentable square foot of expansion area for costs associated with preparing the expanded Premises for occupancy.



4. Renewal Option. Provided Lessee is not in default under the terms and conditions of this Lease and has not sublet more than 50% of the Premises, on the expiration date of this Lease, Lessee I shall have the option to renew this Lease at a mutually acceptable rate for one additional five (5) year term provided Lessee has given one hundred eighty, (180) days prior written notice to Lessor. The rental rate for this additional Lease term shall not exceed one hundred fifteen percent (115%) of Lessee's then current ad listed base rental rate and shall not be less than Lessee's then current adjusted base rental rate.



5.  Authority and Compliance of Lessor.  Lessor represents and warrants that:
(i) Lessor owns fee simple title to the Building presently clear of all deed to secure debt, and Lessor is fully authorized to execute the Lease and grant the rights to Lessee pursuant to the terms of the Lease; (ii) to the best of Lessor's knowledge, the Permitted Use of the Premises described in the Lease is in full compliance with all laws, statutes, regulations, ordinances and other governmental requirements applicable to the premises and the Project; (iii) to the best of the knowledge of Lessor, there is no asbestos within the Premises or the Building. If the Permitted Use of the Premises described in the Lease is not in full compliance with all laws, statutes, regulations, ordinances and other governmental requirements applicable to the Premises and the Building upon occupancy, then Lessee shall not be obligated to pay for any work required to so comply.



6. Total Square Footage of Premises. If the amount of rentable square feet of the Premises set forth in Section 1, the amount of rentable square feet of all of the Buildings known as Buildings Five, Six, Seven and Eight set forth in
Section 3.b and the calculation of the rental amounts and the Lessee's proportionate share of liability for taxes pursuant to Section 3.b are not accurate then Lessor and Lessee shall adjust the rental amounts and Lessee's proportionate share of liability for taxes.

7. Definition of Premises. The "Premises" as used herein is the area bounded by the finished ceiling, concrete floor and the perimeter demising walls shown on the plan attached to the Lease, including in the Premises the finished ceiling, carpets, floor tiles and the studs and sheet rock of the demising walls of tile Premises, however the tenant improvements to be completed by Lessor pursuant to the provisions of this Lease may, include Work in areas outside the Premises to the extent specified in this Lease. Lessor shall maintain and keep in good repair the plumbing, electrical, mechanical, heating, ventilating and air conditioning systems in the Building and tile Premises and maintain the common areas in a manner consistent with other Class A buildings in the Buckhead area, except that after Lessor delivers the Supplemental Air Conditioning Unit described in the Tenant Improvement Exhibits in good and Working condition for use by Lessee, Lessee shall thereafter be solely responsible for the repair and maintenance of the Supplemental Air Conditioning Unit.



8. Security. Lessor shall continue to provide through out the term of the Lease the same or better security services and traffic control as Lessor provides as of the date of this Lease and security personnel shall be available upon telephone request to escort any employees of Lessee after normal business hours from the Premises to that employee's automobile.



9. Permitted Use Of Space. The permitted use set forth in Section 4 of the Lease shall also allow use of the Premises for storage, duplication, circuit board assemblage and other preparation of computer hardware products and computer software products and all related support and maintenance of computers, equipment and software, provided that such assemblage does not materially disturb the quiet enjoyment of another tenant and so long as any associated electrical usage does not exceed the normal Building standards for office usage.



10. Lessor's Insurance. Lessor shall maintain general liability and casualty insurance coverage on the Building and its contents and improvements as necessary to fully insure and protect such interest, provided however that Lessor shall not be obligated to insure any of the furniture, equipment and other property placed in the Premises. Lessor shall provide certificates of insurance proving Lessor's insurance coverage promptly upon Lessee's written request.



11. Subletting and Assignments. Notwithstanding anything in Section 12 to the contrary, Lessor shall not unreasonably withhold or delay its consent to an assignment, subletting or transfer of the Lease. The Lessee shall be entitled to assign the Lease to: (i) Lessee's parent corporation; (ii) a wholly owned subsidiary of Lessee; (iii) any corporation in which Lessee or its parent owns fifty percent (50%) or more of the outstanding stock; (iv) a consolidation or merger of Lessee with its parent or subsidiary corporations; or (v) a corporation to which substantially, all of the assets of the Lessee may be transferred. If an assignee of Lessee's rights and obligations hereunder is as creditworthy as Lessee or more creditworthy then Lessee shall be released from further obligations hereunder, otherwise Lessee shall remain obligated hereunder after any such assignment.



12. Condemnation Proceeds. Notwithstanding anything in Section 14 to the contrary, Lessee shall be entitled to retain all condemnation proceeds and other sums which are separately awarded to Lessee in the event of a condemnation of the Premises and the Building.

13. Contractors. Lessee shall be entitled to choose contractors from a list of Lessor's approved contractors that contains at least six (6) contractors in order to perform additional improvements and alterations during the term that have been approved by Lessor pursuant to Section 15, which consent shall not be unreasonably withheld.



14. Removal of Equipment. Notwithstanding anything in Section 15 to the contrary, Lessee shall be entitled to remove all telephone, computer and other equipment from the Premises even if it is affixed to the Premises. Lessee shall not remove fixtures or improvements which are a part of the Premises.



15.  Rules and Regulations, Notwithstanding anything herein to the contrary in
Section 17, Lessor shall uniformly enforce the Rules and Regulations.



16. Non-Disturbance Agreement. Lessor shall make its best efforts to obtain from the holder of any indebtedness secured by a deed to secure debt encumbering the building and land of which the Premises is a part (existing or future) ("Mortgage") such Lender's agreement that in event of foreclosure under such Mortgage (or conveyance in lieu thereof), the purchaser or new owner shall not disturb Lessee's occupancy hereunder and shall honor and recognize this Lease, so long as the same is not in default. In the event of the foreclosure of any such Mortgage by voluntary agreement or otherwise, or the commencement of any Judicial or non-judicial actions seeking such foreclosure, Lessee, upon request, shall attorn to and recognize the grantee of a voluntary conveyance in lieu of foreclosure or the purchaser in foreclosure as Lessee's Lessor under this Lease. Lessee agrees to execute and deliver at any time upon request of such holder of a Mortgage, purchaser or their successors, any reasonable instrument to further evidence such attornment.



17. Equipment. Notwithstanding anything in Section 29 to the contrary, Lessee shall be entitled to bring into the Premises any normal office and business equipment and other materials that are commonly used in offices in Atlanta.



18.   Signage.   At such time that Lessee occupies 40,000 rentable square feet or more, it shall have the right to install plaque signage on the plaque monument sign located at the entrance of Building One through Four and Fourteen Piedmont Center provided: (1) there is an appropriate vacant area per the design of the monument sign; (2) Lessor approves the design size and placement of the sign; (3) Lessee directly pays for all costs associated with the sign and its placement.



19. Roof Rights. Lessee shall have the right to install and maintain up to three (3) satellite dishes, not to exceed six (6) feet in diameter or antennas not to exceed six (6) feet in height. The monthly charge for placement of this equipment shall be $50,00 per month per dish or antenna. By installing this equipment on the roof, Lessee assumes full responsibility for any costs associated with damage that is caused or contributed to by its installation to the structure in its entirety. At the termination of Lessee's lease, it shall be responsible for the cost of the removal of any of the above referenced equipment and for any costs associated with the repair of the roof structure which results form the equipment being in place or its subsequent removal.



20. Parking. Lessee is entitled to four (4) non-reserved parking spaces for every 1,000 usable square feet in the Premises from time to time at no charge for the term of the Lease, including renewals.



21. HVAC. After hours HVAC usage is presently charged at $35.00 per hour per floor per building. Such rate is subject to reasonable change at Lessor's discretion.



22.   Broker.   William Leonard & Co. has represented the interests of the
Lessee in this transaction and shall be paid a commission by the Lessor pursuant to a separate agreement.



23.   Waiver of Subrogation.   In the event either Lessor or Lessee sustains a
loss by reason of fire or other casualty which is covered by a fire and extended coverage or insurance policy, and such fire or other casualty is caused in whole or in part by acts or omission of the other party, its agents, employees, licensees or invitees, then the party incurring such loss agrees to look solely to its fire and extended coverage insurance proceeds (if any), and such party shall have no right of action against the other party to this Lease, its agents, employees, licensees, or invitees of such party, and no third party shall have any right by way of assignment, subrogation, or otherwise.



24. Lessor will use its best efforts to maintain consistent and continuous utility services to the premises that is satisfactory for normal office usage and needs.

EXHIBIT "D"
LEASEHOLD IMPROVEMENTS


1. Lessor presents the Premises to Lessee in its existing condition. Further, Lessor shall contribute $8.00 per rentable square foot ($160,384.00) as an
allowance for costs associated with preparing the Premises for occupancy.   An
estimate sheet for construction costs is attached as Exhibit "D-1". The floor plan corresponding to said estimate sheet is attached as Exhibit "D-2". Lessor shall obtain competitive bids for such work excepting mechanical work and, at Lessee's option, reduce or modify the amount and type of tenant improvement to reduce the cost. Any costs incurred in preparing the Premises for occupancy that exceed said allowance shall be the sole responsibility of Lessee and shall be remitted to Lessor upon submittal of an appropriate invoice. Lessor shall pay to Lessee up to $3.00 per rentable square foot of any unused portion of said allowance for moving expenses and costs associated with relocating to the Premises.



2. In addition to the other allowances provided for herein, Lessor hereby agrees to pay to Lessee an additional allowance equal to $7.50 per rentable square foot of initial leased space in the Premises to be used at Lessee's discretion. Such sums payable to Lessee shall not be reduced. Such sum shall be paid to Lessee within thirty (30) days of Lessee taking occupancy of the Premises. Such additional allowance shall not be available to Lessee under any expansion options or rights which may be exercised.

Exhibit "D-1"
PIEDMONT CENTER
ESTIMATE SHEET



DATE:  JANUARY 31, 1996  LOCATION:  600/7
JOB NAME:   ITERATED SYSTEMS  USABLE SQ. FT.:   17900
ESTIMATOR:  JIM HUDSON  CONTRACTOR:  PIEDMONT CENTER



DESCRIPTION                                UM         QUANTITY             TOTAL.

DEMOLITION
REMOVE WALLS                               LF                      602            $6,542.24
DOORS                                      EA                       10            $  549.33
CARPET                                     SQY                   1,989            $3,602.58
CEILING                                    D                         1            $  603.75
ELEC. - CODE COMPLIANCE                    LS                        1            $1,207.50
                                           SF
-------------------------------------------------------------------------------------------
PARTITIONS
INTERIOR - 9'                              LF                      102            $2,463.30
INSULATION (DEMISING WALLS)                LF                       32            $  231.84
                                           EA                       12            $  507.15
WALL PATCHING                              LF                        5            $  603.75
GLASS WALL - RELOCATE                      EA                        2            $  422.63
CASED OPENING/HMF
-------------------------------------------------------------------------------------------
DOORS
PASSAGE SETS                               EA                        3            $  362.29
3' X 9' WALNUT ENTRANCE                    EA                        3            $1,449.00
REWORK AND RELOCATE
RELOCATE DOOR                              EA                        3            $  362.35
--------------------------------------------------------------------------------------------
FINISHES
CARPET 36 OZ.                              YDS                   2,333            $33,805.17
BASE                                       LF                    3,606       7
PAINTING WALLS                             SF                   32,049            $ 3,918.83
PAINTING DOORS INTERIOR                    EA                       59            $14,742.54
PAINTING DOORS ENTRANCE                    EA                        3       4
PAINTING SOFFIT                            LF                      375            $ 3,918.34
CEILING -REMOVE & REPLACE                  SF                    2,090            $   199.24
                                           LS                        1            $   452.81
CORRIDOR REPAIR                            LS                                     $ 4,416.43
REFINISH HARDWOOD                                                                 $ 1,207.50
FLOOR                                                                             $ 2,052.75
--------------------------------------------------------------------------------------------
MILLWORK
============================================================================================

BASE CABINETS                              LF                       11            $2,523.68
WALL CABINETS                              LF                       10            $1,207.50
REWORK RECEPTION DESK                      LS                        1            $1,052.75
-------------------------------------------------------------------------------------------
ELECTRICAL
WATER HEATER HOOK UP                       EA                        1            $  332.06
RELOCATE FIXTURES                          EA                       30            $1,811.29
FIXTURES ON EMERGENCY CRT                  EA                        2            $  326.03
DUPLEX WALL OUTLETS                        EA                       20            $1,328.25
DATA WALL OUTLETS                          EA                       12            $  434.70
S.P. SWITCHES                              EA                        3               199.24
                                           EA                        6            $1,014.30
TELEPHONE FLOOR OUTLETS
-------------------------------------------------------------------------------------------
MISCELLANEOUS
BALANCE HVAC                               SF                   17,900           $ 1,513.00
CONSTRUCTION CLEAN UP                      SF                   17,900           $ 4,322.85
PLUMBING                                   EA                        1           $ 3,320.63
PREPARATION OF PLANS                       SF                   17,900           $15,129.98
TELE-BOARD 4X8                             EA                        2     8
SPRINKLERS                                 EA                       10           $   205.28
FIRE EXTINGUISHER                          EA                        6           $ 1,811.25
PERMIT (ALLOWANCE)                         LS                        1           $   543.38
                                                                                 $   470.93
-------------------------------------------------------------------------------------------
SUB-TOTAL                                                                       $122,162.22
                                                                          22
-------------------------------------------------------------------------------------------
CONTINGENCY                                10%                                   $12,216.22
                                                                           2
-------------------------------------------------------------------------------------------
TOTAL CONSTRUCTION COSTS                                                        $134,378.48
                                                                          48
-------------------------------------------------------------------------------------------

-NOTE - The above prices are based on preliminary drawings from Hendrick Associates dated October 27, 1994, and direction from Steve Dils and are subject to change based on final construction drawings.


QUALIFICATIONS
- It is assumed that Life/Safety devices are existing
- Sprinkler allowance is for new construction areas only.

- Relocate raised flooring    $7.00 per u.s.f.   (Net add)
- New ramp                    $72.00 per u.s.f.  (Net add)
- Rails                       $72.00 per l.f.    (Net add)

EXHIBIT "D-2"



FLOOR PLAN

EXHIBIT "E"


LEASE RIDER NO.  I



1. Notwithstanding anything to the contrary expressly or impliedly contained in this Lease, there shall be absolutely no personal liability of any person, firm, partnership, association, or other entity who constitutes Lessor, under or with respect to any of the terms, covenants, conditions or provisions of this Lease, or of any violation hereof, and Lessee shall, subject to the rights of any mortgagees, other fee owners and ground lessors, look solely to the interest of Lessor in the building for the satisfaction of each and every claim and remedy of Lessee in the event of any default or violation whatever by Lessor hereunder; such exculpation of personal liability is absolute and without any exception or modification whatever, now or hereafter, except by a written instrument modifying this paragraph.



2. NOTICES: Any notice, consent or demand required to be given to the Lessor shall be sent by registered or certified mail, return receipt requested to the following address (or to such other or further addresses as the Lessor may designate by like notice):


     California State Teachers' Retirement System
     7667 Folsom Boulevard, Room 101
     Sacramento, California 95826

     Attn:  Mal Kangas
            Investment Officer
            Real Estate

     With Copy To: Equitable Real Estate Investment
                   Management, Inc.
                   1150 Lake Hearn Drive, N.E.
                   Suite 600
                   Atlanta, GA 30342-1522

     Attn:  William F. Virant
            Senior Vice President

EXHIBIT "F"



1. The following shall be inserted in Section 6 of the Lease immediately after the word "repair" in the 4th line of the first paragraph: "and Lessee shall be responsible for direct damages caused by Lessee's failure to report such condition."



2. At the end of the first paragraph of Section 6, the following shall be inserted: "Provided that Lessee is not responsible for liabilities resulting from the gross negligence or willful misconduct of Lessor or its employees or agents."



3. In the second paragraph of Section 6, after the words "in amounts and", the following shall be inserted: "with companies rated at least "A-" by Best's Insurance Reports."


4. Notwithstanding anything In Section 7 of the Lease and Paragraph 10 of the Rules and Regulations to the contrary Lessor shall take all reasonable actions to protect and maintain the confidentiality of Lessee's confidential information and trade secrets and Lessor shall prevent any access by Lessor or its agents and contractors to the Premises from interfering with the operation of Lessee's business.



5. In the third line of Section 8, after the words "deserted or vacated", the following shall be inserted: "at a time that Lessee is in default for failure to pay rent due herein"



6. In the sixth line of Section 9, after the Words "as amended", the following shall be inserted: "provided that the institution of an involuntary bankruptcy petition against Lessee shall not constitute a default or event of default hereunder unless that action is not dismissed within one hundred twenty (120) days after filing"



7. At the end of the last sentence of Section 8(1), the following shall be inserted: "provided the new lease is for a term of at least one (I ) year and the new Lessee is a bona fide third party."



8. Following the words "said effects" in the third line of Section 9 the Following shall be inserted:

"The Lessor agrees to subordinate its statutory Lessor's lien to any lender of Lessee upon request from Lessee. Otherwise, Lessor shall be entitled to all statutory landlord's lien rights"



9. At the end of the last sentence of Section 10, the following shall be inserted-. "in which case all sums paid by Lessee to Lessor shall be promptly returned to Lessee so long as Lessor has received approved construction documents by February 15, 1995."


10. At the end of Section 11 (a), the following shall be inserted: "When used herein "legal holidays" shall include the following: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day or the appropriate day, on which the holiday is observed."



11. The following shall be inserted in the last line of 11 (b) after the word "tubes);"; "which shall be the responsibility of Lessor."



12. In the forth line of paragraph 12 on the third page of the lease after the Word "lease", the following shall be inserted: "net of costs associated with subleasing the premises including but not limited to free rent and commission ".



13. At the end of the last sentence of Section 13, the following shall be inserted: "but in such instance, Lessor shall be obligated to repair and restore all other portions of the Premised, including all walls, wall coverings, carpets, ceilings, electrical, heating, ventilating, and air conditioning equipment and other utility services, connections and wiring previously located in the Premises."



14. For the first sentence of Section 16, the following shall be inserted: "In any action involving a dispute arising from the obligations of the parties hereto the prevailing party shall be entitled to recover reasonable actual attorney's fees from the other party.



15. At the end of paragraph 20, the following shall be added: "but only if such property remains on the premises for five (5) business days after notice is given by Lessor that the property is subject to removal and loss. Notice to be given at the addresses specified in Exhibit F, paragraph 16."



16. The first sentence of Section 21 has been deleted in its entirety and restated as follows: "Notices required or permitted hereunder or given to Lessee pursuant to this Lease of the obligations hereunder shall be given by mailing the notice addressed to the address set forth below by certified mail return receipt requested postage prepaid and such notice shall be deemed to have been given hereunder three (3) business days after the notice is deposited into the U.S. Mail."


Seven Piedmont Center      and    F. Lawrence Street
Suite 600                         Morris, Manning & Martin
Atlanta, Georgia 30305            3343 Peachtree Road, N.E.
Atlanta, Georgia 30326

Attention: President


17. At the end of the first sentence of paragraph 8, Exhibit "B", the Following shall be inserted: "Lessee shall obtain Installation of all telephonic wiring in compliance with applicable codes. No boring or cutting into concrete for Wiring shall be done unless approved by Lessor."

FIRST AMENDMENT TO LEASE



THE FIRST AMENDMENT TO LEASE, made as of this 31st day of January, 1995, by and between California State Teachers' Retirement System (herein called "Lessor"); and ITERATED SYSTEMS, INC. a Georgia Corporation (herein called "Lessee").


WITNESSETH


WHEREAS, Lessor and Lessee entered into a Lease dated January 31, 1995 for the Premises known as Suite 600, Seven Piedmont Center, 3525 Piedmont Road, N.E., Atlanta, Georgia, 30305; and

WHEREAS, Lessor and Lessee mutually desire to amend the Lease.


NOW, THEREFORE, incorporating the foregoing recital of facts and in consideration of the sum of TEN DOLLARS ($10.00) in hand paid by each party to the other and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby covenant and agree to amend the Lease in the following respects only:



1. Notwithstanding anything contained in the Lease, in addition to the option rights granted in Paragraph 3 of Exhibit "C" of the Lease, Lessee shall have the option by giving Lessor written notice on or before February 15, 1995, to expand the Premises up to an additional 3,000 rentable square feet of contiguous space located in Option Area #2 as described on Exhibit "A-2" of the Lease ("Expanded Space") under the same terms and conditions as the original Lease including the following.



a. The Rental Rate shall be $16.50/RSF and escalate in accordance with Paragraph 3 of the Lease and subject to Exhibit "C", Paragraph 1;

b. The lease term for this expansion space shall commence with and shall be coterminous with the Term stated in the Lease. Rent for the Expanded Space shall commence upon the later of (i) completion of the Expanded Space tenant improvements; or (ii) commencement of the rent for the entire Premises;

c. Lessor shall provide Lessee with a construction allowance equal to $8.00/RSF for any expansion space and any unused portion of said allowance (up to $3.00/RSF) shall be paid to Lessee for moving expenses and costs associated with relocating to the Premises.

d. Lessor hereby agrees to pay to Lessee an additional allowance equal to $7.50/RSF of expansion space, to be used at Lessee's discretion. Such sums payable to Lessee shall not be reduced. Such sum shall be paid to Lessee within thirty (30) days of Lessee taking occupancy of the Premises.


2. Except as modified hereby, the Lease shall continue in fall force and effect and is ratified and confirmed by Lessor and Lessee.

3. This First Amendment to Lease shall bind and inure to the benefit of Lessor and Lessee and their successors and assigns under the Lease.


IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals and have caused the First Amendment to Lease to be executed in their respective names and on their behalf by duly authorized officers, the day and year first above written.


LESSOR:

CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM
Equitable Real Estate Investment Management, Inc., as Advisor
Signed, sealed and delivered by Lessor in the

By: /s/  William F. Virant, Vice President

Signed, sealed and delivered by Lessor in the presence of:

Witness: /s/ (Illegible)

Notary Public: /s/ Martha L. Althafer
(NOTARY SEAL)


"LESSEE"

ITERATED SYSTEMS, INC., a Georgia Corporation

By: /s/  John R. Festa, President

Attest: /s/ Alan D. Sloan

Witness: /s/ (Illegible)

Notary Public: /s/ Mary E. Reagle
(NOTARY SEAL)